   Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of NeoStem, Inc. on Form S-3 of our report dated March 28, 2008, with respect to the consolidated financial statements of NeoStem, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K/A of NeoStem, Inc. for the year ended December 31, 2007.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ Holtz Rubenstein Reminick LLP
Holtz Rubenstein Reminick LLP
Melville, New York
July 1, 2008